UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2004

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

1-07151	31-0595760
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)    (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]  Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 6, 2004, The Clorox Company (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Henkel KGaA and HC Investments, Inc. (collectively referred to as “Henkel”). The Company disclosed entry into and provided a brief description of the Agreement in a Form 8-K filed on October 8, 2004. A copy of the Agreement is attached as Exhibit 10-1. The transaction provided for by the Agreement (the “Transaction”) closed on November 22, 2004. At the closing (the “Closing”), the Company acquired all of its common stock held by Henkel, amounting to 61,386,509 shares. In exchange, Henkel acquired all of the Company’s interest in a subsidiary containing the Company’s Soft Scrub ® cleanser business, the bulk of the Company’s worldwide insecticide business, including the Combat®, Home Keeper® and Home Mat® brands, the Company’s interest in a Spanish joint venture and $2,094,626,041 in cash.

Henkel and the Company were parties to various agreements, which are summarized in the Certain Relationships and Transactions section of the proxy statement dated September 28, 2004 of the Company, including an agreement that allowed Henkel to nominate directors to the Company’s board of directors. All of those agreements were terminated at or prior to the Closing.

Three Henkel nominees who served on the Company’s board resigned at closing. The Company’s disinterested directors re-elected one of those nominees to the board immediately following the closing. See Items 5.02 (b) and (d) below.

The consideration given by Henkel for Clorox’s interest in the subsidiary was 61,386,509 shares of common stock of the Company deemed to have a value of $46.25 per share, or $2,839,126,041. The consideration given for the stock acquired by the Company was the Company’s interest in a subsidiary containing the businesses described above with an agreed-upon value of $744,500,000 and $2,094,626,041 in cash. The principle followed by the Company’s board of directors in determining the amount of the consideration given and received was that the consideration should be determined by arms-length bargaining.

The source of the funds used initially to fund the Transaction was commercial paper as described in the Company’s Form 8-K filed on November 16, 2004. The Company intends to replace $1.5 billion to $1.7 billion of that commercial paper with term debt.

The pro forma statement of earnings and pro forma consolidated balance sheet required by Item 9.01 is attached as Exhibit 99-1.

item 5.02(b) departure of directors

Messrs. Christoph Henkel and Michael Shannon and Dr. Klaus Morwind, directors nominated by Henkel pursuant to the agreement referred to in Item 1.01, resigned effective as of the Closing of the Transaction.

item 5.02(d) Election of director

Mr. Michael Shannon was re-elected to the board effective November 22, 2004. There was no arrangement or understanding between Mr. Shannon and any other person pursuant to which he was selected as a director. Mr. Shannon will serve on the Audit Committee and the Management Development and Compensation Committee of the board. Mr. Shannon was not a party to any transaction or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K or S-B.

ITEM 7.01  REGULATION FD DISCLOSURE

On November 22, 2004, The Clorox Company issued a press release, a copy of which is attached as Exhibit 99-2.

ITEM 9.01  FINANCIAL  STATEMENTS AND EXHIBITS SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                        THE CLOROX COMPANY

Date:  November 22, 2004                               By: /s/ PETER D. BEWLEY

                                                                                    Peter D. Bewley

                                                                                    Senior Vice President –

                                                                                    General Counsel